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                                                                   EXHIBIT 10.05

                               [INTUIT LETTERHEAD]


                                 April 6, 2001



Stephen M. Bennett
President and Chief Executive Officer
Intuit Inc.
P.O. Box 7850
Mountain View, CA 94039-7850

Re:      Forgiveness of Loan Interest

Dear Steve:

         This letter will confirm that on February 8, 2001, the Compensation Committee of Intuit's Board of Directors decided to forgive the interest payments that you otherwise would have been required to pay on or before September 30, 2001 under your $4,750,000 promissory note to Intuit dated February 17, 2000.

Very truly yours,

/s/ Greg J. Santora
-----------------------
Greg J. Santora
Chief Financial Officer